UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Sanderson Farms, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Contact:	Mike Cockrell
Treasurer, Chief Financial Officer
& Chief Legal Officer
(601) 426-1454

SANDERSON FARMS, INC. TO HOLD

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

LAUREL, Miss. (February 4, 2021) — Sanderson Farms, Inc. (NASDAQ: SAFM) today announced that the Company’s 2021 annual meeting of stockholders will be held in a virtual-only format on Thursday, February 18, 2021, at 10:00 a.m. Central Time. Due to the public health impact of the COVID-19 pandemic and to protect the health and wellness of the Company’s stockholders, directors, employees, and guests, there will be no physical meeting this year.

The annual meeting will be held exclusively online at www.meetingcenter.io/253485236. Stockholders of record who own shares in their own name may attend the virtual-only meeting, participate, vote, ask questions, and examine a list of the stockholders of record entitled to vote at the annual meeting. To access the meeting, please enter the 15-digit control number on your proxy card and enter SAFM2021 as the meeting password.

For those who hold their shares in “street name” through an intermediary, like a broker or a bank, you must register in advance to attend the virtual-only annual meeting. To register, you must obtain a legal proxy, executed in your favor, from the record holder of your shares and submit proof of your legal proxy reflecting the number of shares you held on the record date, as well as your name and email address, to Computershare, the Company’s transfer agent. Please forward the email you receive from your broker or bank, or send an image of your legal proxy, to legalproxy@computershare.com. You may also send it to Computershare by mail at:

Computershare

Sanderson Farms, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

You must label your request to register as “Legal Proxy.” Your request must be received no later than 4:00 p.m. Central Time on February 15, 2021. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/253485236 and enter your control number and the meeting password, SAFM2021. If you have misplaced your control number, you may access the meeting as a guest by going to www.meetingcenter.io/253485236, clicking the “I am a guest” button, and entering the requested information on the following page, but you will not be able to vote or ask questions during the meeting.

Whether or not stockholders plan to participate in the annual meeting, the Company urges its stockholders to vote and submit their proxies in advance of the annual meeting by one of the methods described in the proxy materials.

Sanderson Farms, Inc. is engaged in the production, processing, marketing and distribution of fresh, frozen and minimally prepared chicken. Its shares trade on the NASDAQ Global Select Market under the symbol SAFM.

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